                                                              EXHIBIT NO. 99.1





                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                JANUARY 11, 1995

                                     AMONG

                   ZURICH REINSURANCE CENTRE HOLDINGS, INC.,

                              ZRC MERGER-SUB CORP.

                                      AND

                             RE CAPITAL CORPORATION

                               TABLE OF CONTENTS

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
                                              ARTICLE I

                                             THE MERGER

Section 1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.2     Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . . . . .    1

                                             ARTICLE II

                                      THE SURVIVING CORPORATION

Section 2.1     Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 2.2     By-Laws of the Surviving Corporation . . . . . . . . . . . . . . . . . . . .    2
Section 2.3     Board of Directors of the Surviving Corporation  . . . . . . . . . . . . . .    2

                                             ARTICLE III

                                        CONVERSION OF SHARES

Section 3.1     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 3.2     Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Section 3.3     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Section 3.4     Conversion of Sub Securities . . . . . . . . . . . . . . . . . . . . . . . .    4
Section 3.5     Stockholders to Have No Further Rights . . . . . . . . . . . . . . . . . . .    4
Section 3.6     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Section 3.7     Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 3.8     Shareholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 3.9     Closing of the Company's Transfer Books  . . . . . . . . . . . . . . . . . .    5
Section 3.10    Assistance in Consummation of the Merger . . . . . . . . . . . . . . . . . .    5
Section 3.11    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                             ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . .    6
Section 4.2     Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . .    6
Section 4.3     Information in Proxy Statement . . . . . . . . . . . . . . . . . . . . . . .    7
Section 4.4     Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                             ARTICLE V

                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . .    8




                                     (i)
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
Caption>

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
Section 5.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 5.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 5.4     Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . .     9
Section 5.5     Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . .    10
Section 5.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . .    12
Section 5.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 5.8     Information in Disclosure Documents  . . . . . . . . . . . . . . . . . . . .    13
Section 5.9     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 5.10    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 5.11    Takeover Provisions Inapplicable . . . . . . . . . . . . . . . . . . . . . .    15
Section 5.12    Company Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 5.13    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 5.14    Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 5.15    Compliance with Applicable Laws. . . . . . . . . . . . . . . . . . . . . . .    16
Section 5.16    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 5.17    Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 5.18    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Section 5.19    Reinsurance; Retrocession. . . . . . . . . . . . . . . . . . . . . . . . . .    17
Section 5.20    No Company Material Adverse Effect . . . . . . . . . . . . . . . . . . . . .    17

                                           ARTICLE VI

                          REPRESENTATIONS AND WARRANTIES REGARDING SUB

Section 6.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 6.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 6.3     Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . .    18
Section 6.4     Sub Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 6.5     Interim Operations of Sub. . . . . . . . . . . . . . . . . . . . . . . . . .    19

                                          ARTICLE VII

                             CONDUCT OF BUSINESS PENDING THE MERGER

Section 7.1     Conduct of Business by the Company . . . . . . . . . . . . . . . . . . . . .    19
Section 7.2     Conduct of Business of Sub . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 7.3     Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

                                         ARTICLE VIII

                                     ADDITIONAL AGREEMENTS

Section 8.1     Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 8.2     Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 8.3     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 8.4     [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 8.5     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 8.6     HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 8.7     Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 8.8     No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26



                                     (ii)

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
                                            ARTICLE IX

                                       CONDITIONS PRECEDENT

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
Section 9.1     Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . .    27
Section 9.2     Conditions to Obligation of the Company to Effect the Merger . . . . . . . .    28
Section 9.3     Conditions to Obligations of Parent and Sub to Effect the Merger . . . . . .    28

                                             ARTICLE X

                                TERMINATION,  AMENDMENT AND WAIVER

Section 10.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 10.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 10.3    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 10.4    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

                                            ARTICLE XI

                                        GENERAL PROVISIONS

Section 11.1    Non-Survival of Representations, Warranties and Agreements . . . . . . . . .    31
Section 11.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 11.3    Expenses; Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 11.4    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 11.5    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 11.6    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
Section 11.7    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34





                                    (iii)

                         AGREEMENT AND PLAN OF MERGER

                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 11, 1995, by and among ZURICH REINSURANCE CENTRE HOLDINGS, INC., a Delaware corporation ("Parent"), ZRC MERGER-SUB CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and RE CAPITAL CORPORATION, a Delaware corporation (the "Company"):

                             W I T N E S S E T H:

                 WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

                 WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                  ARTICLE I

                                  THE MERGER

                 Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

                 Section 1.2 Effective Date of the Merger. The Merger shall become effective at the date and time (the "Effective Date") when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article IX hereof, or at such time thereafter as is provided in such Certificate.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

                 Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation.

                 Section 2.2 By-Laws of the Surviving Corporation. The By-laws of the Sub as in effect on the Effective Date shall be the By-laws of the Surviving Corporation.

                 Section 2.3 Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Date, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, shall be the directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

                 Section 2.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL"). The corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware and succeed to all rights, assets, liabilities and obligations of Sub in accordance with Section 259(a) of the DGCL.


                                  ARTICLE III

                              CONVERSION OF SHARES

                 Section 3.1 Merger Consideration. On the Effective Date, each share (a "Share") of common stock, par value $0.10 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Date (other than (i) Shares held by Parent or Sub, (ii) Shares held in the treasury of the Company or by any subsidiary of the Company and
(iii) Dissenting Shares (as defined below) in respect of which appraisal rights are properly exercised and perfected) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $18.50 per Share in cash, without interest thereon (the "Merger Consideration"), upon surrender of the certificate representing such Share (a "Certificate") in the manner provided in Section 3.2(b). Each Share then held in the treasury of the Company or by any of its subsidiaries shall be cancelled without conversion and without payment of consideration and shall cease to exist. Each Share owned beneficially or of record by the Parent or Sub immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled without conversion and without payment of consideration and shall cease to exist.

                 Section 3.2 Paying Agent. (a) Prior to the Effective Date, the Company and Parent shall appoint a bank selected by Parent and reasonably acceptable to the Company, and having a place of business in New York City, as paying agent (the "Paying Agent") for purposes of this Agreement.

                 (b) Promptly after the Effective Date, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of Shares at the Effective Date (other than Parent, Sub, the Company and the Company's subsidiaries), a form of letter of transmittal and instructions for use in effecting the surrender for payment of Certificates which immediately prior to the Effective Date represented Shares. Upon surrender of a Certificate, together with a duly executed letter of transmittal, the holder of the Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by the Certificate and the Merger Consideration. The parties hereto will make available to the Paying Agent at the Closing funds which will be sufficient to enable the Paying Agent to make payments (i) with respect to all outstanding Certificates representing Shares for which the Merger Consideration is payable in accordance with Section 3.2, promptly after the Certificates are surrendered, and (ii) with respect to all Outstanding Options and Outstanding Warrants which consideration is payable pursuant to Sections 3.6 and 3.7 hereof, respectively. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Paying Agent that such tax has been paid or is not applicable. After the Effective Date, until surrendered in accordance with the provisions of this Section 3.2(b), a Certificate shall represent only the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

                 Section 3.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which immediately prior to the Effective Date are held by stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive cash as provided in Section 3.1, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that, if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Date into the right to receive the Merger Consideration, without any interest thereon, as provided in Section 3.1, and such Shares shall no longer be Dissenting Shares.

                 Section 3.4 Conversion of Sub Securities. At the Effective Date, each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Date shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock of the Surviving Corporation.

                 Section 3.5 Stockholders to Have No Further Rights. At and after the Effective Date, the holder of a Certificate shall cease to have any rights as a stockholder of the Company, except for (i) the right to surrender such Certificate in exchange for the amount of Merger Consideration to which such holder is entitled under this Agreement and (ii) the rights available under the DGCL for Dissenting Shares.

                 Section 3.6 Stock Options. Each of the options to purchase Company Common Stock, whether vested or unvested, issued under the Company's 1989 Long Term Incentive Plan (the "Stock Option Plan"), or pursuant to separate option agreements or stock appreciation rights plans, and which are
(A) listed on Schedule 3.6 and (B) outstanding as of the Effective Date (the "Outstanding Options") shall be converted without any action on the part of the holder thereof into the right to receive, as of the Effective Date, an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Outstanding Option and (ii) the amount by which $18.50 exceeds the exercise or strike price per share of Company Common Stock subject to such Outstanding Option. The Company shall cause all holders of Outstanding Options to surrender to the Company their option award agreements for cancellation or provide other satisfactory evidence of the cancellation of the Outstanding Options, and thereupon such holders shall receive the requisite cash consideration, subject to applicable withholding taxes.

                 Section 3.7 Warrants. Each of the warrants to purchase Company Common Stock, whether vested or unvested, which are (A) listed on
Schedule 3.7, and (B) outstanding as of the Effective Date (the "Outstanding Warrants") shall be converted without any action on the part of the holder thereof into the right to receive, as of the Effective Date, an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Outstanding Warrant, and (ii) the amount by which $18.50 exceeds the exercise price per share of Company Common Stock subject to such Outstanding Warrant. The Company shall cause all holders of Outstanding Warrants to surrender to the Company their warrant agreements for cancellation or provide other satisfactory evidence of the cancellation of the Outstanding Warrants, and thereupon such holders shall receive the requisite cash consideration, subject to applicable withholding taxes.

                 Section 3.8 Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action to authorize this Agreement and the transactions contemplated hereby. Subject to its fiduciary duties, as advised by outside counsel in connection with the receipt by the Company of a Business Combination Proposal (as defined in Section 8.8) that the Board of Directors of the Company reasonably believes will result in a Superior Proposal (as defined in Section 8.8), the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub, or any other subsidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Agreement.

                 Section 3.9 Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in Section 3.1.

                 Section 3.10 Assistance in Consummation of the Merger. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this

Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Agreement.

                  Section 3.11 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Parent, One Chase Manhattan Plaza, 43rd Floor, New York, New York 10005, at 11:59 P.M. local time on the day which is at least one business day after the day on which the last of the conditions set forth in Article IX is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                 Parent represents and warrants to the Company as follows:

                 Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect").

                 Section 4.2 Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. Parent is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or

(ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section 4.2 of the Parent Disclosure Schedule or, in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                 Section 4.3 Information in Proxy Statement. None of the information supplied by Parent or Sub to be included or incorporated by reference in the proxy statement of the Company (the "Proxy Statement") required to be mailed to the shareholders of the Company in connection with the Merger will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 Section 4.4 Financial Advisor. Parent represents and warrants that, (i) except for CS First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, and

(ii) the fees and commissions payable to CS First Boston as contemplated by this Section 4.4 will not exceed the aggregate amount set forth in that certain letter, dated December 16, 1994, from CS First Boston to Parent.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Parent and Sub as follows:

                 Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of the Company and each of its subsidiaries have been delivered to Parent as part of a disclosure schedule delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule").

                 Section 5.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.10 per share. As of December 31, 1994, 7,049,890 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, 2,490,284 shares of Company Common Stock were held in the Company's treasury, and no shares of preferred stock were outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, except for the Company's 5-1/2% Convertible Debentures due August 1, 2000 (the "Debentures"), there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's shareholders may vote ("Company Voting Debt") issued or outstanding. As of December 31, 1994, except for (i) options to acquire 743,000 shares of Company Common Stock, (ii) 4,014,545 shares issuable upon conversion of the Debentures, and (iii) 17,687 shares of Company Common Stock issuable pursuant to outstanding stock appreciation rights, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and there have been no material changes in such numbers through the date hereof.

                 Section 5.3 Subsidiaries. The only "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) of the Company is Re Capital Reinsurance Corporation ("RCRC"), which has been named in the Company SEC Reports (as hereinafter defined). RCRC is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. RCRC is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. All the outstanding shares of capital stock of RCRC are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any RCRC. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 or as disclosed in Section 5.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

                 Section 5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and, subject to approval of this Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Company Common Stock described in Section 3.8, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section
5.4 of the Company Disclosure Schedule or, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                 Section 5.5 Reports and Financial Statements. (a) The Company has furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 and December 31, 1993, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993, March 31, 1994, June 30, 1994 and September 30, 1994, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 1993 and (iv) all other reports on Forms 8-K (all of which related to Company Stock repurchase programs) and 11-K and registration statements declared effective by the Commission since December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and
(iii) are in all material respects, in accordance with the books of account and records of the Company.

                 (b) The Company has heretofore delivered to Parent true, complete and correct copies of the Annual Statements (the "Annual Statements") and Quarterly Statements (the "Quarterly Statements") of RCRC as filed with the New Jersey Department of Insurance for the three years ended December 31, 1993, December 31, 1992 and December 31, 1991 and for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994, together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith. The balance sheet of RCRC as of December 31, 1993, and the related summaries of operations and statement of cash flows for the year then ended, included in the Annual Statement, were prepared in conformity with statutory accounting practices prescribed or permitted by the New Jersey Department of Insurance ("Statutory Accounting Practices") consistently applied for the period covered thereby, were prepared in accordance with the books and records of RCRC and present fairly the statutory financial position of RCRC as at the date thereof and the statutory results of operations of

RCRC and other date contained therein for the period then ended. The balance sheets of RCRC in respect of any period ending after December 31, 1993, and the related summaries of operations and statements of cash flows for the periods then ended included in the Quarterly Statements, were prepared in conformity with Statutory Accounting Practices applicable to interim financial statements consistently applied during the periods involved, subject to normal year-end adjustments, and fairly present the results of operations of RCRC for the periods then ended. Except as set forth in the Company Disclosure Schedule, each of such Annual Statements and Quarterly Statements was correct in every material respect when filed and there were no material omissions therefrom, subject, in the case of the Quarterly Statements, to year-end adjustments.

                 Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.6 of the Company Disclosure Schedule, since September 30, 1994, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability), (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect, or
(iii) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

                 Section 5.7 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, or the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 or as disclosed in Section 5.7 of the Company Disclosure Schedule or reinsurance claims in the ordinary course of business of RCRC, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or RCRC which, either alone or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or RCRC having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any such Company Material Adverse Effect.

                 Section 5.8 Information in Disclosure Documents. None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the Company Meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Proxy Statement based upon information furnished by or on behalf of Parent or Sub for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and no fact or circumstance exists or has occurred which has, or in the future can reasonably be expected to have, a Company Material Adverse Effect which has not been disclosed in this Agreement, the Company Disclosure Schedule or the Company SEC Reports.

                 Section 5.9 Employee Benefit Plans. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.9 of the Company Disclosure Schedule, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or material collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Company Benefit Plans"). To the best knowledge of the Company, no default exists with respect to the obligations of the Company or any of its subsidiaries under any such Company Benefit Plan, which default, either alone or in the aggregate, would have a Company Material Adverse Effect. Since January 1, 1993, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, either alone or in the aggregate, would have a Company Material Adverse Effect. Since January 1, 1993 there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.

                 Section 5.10 ERISA. All Company Benefit Plans have been administered in accordance with, and are in compliance with, the applicable provisions of ERISA, except where such failures to administer or comply would not have a Company Material Adverse Effect. Except as disclosed in Section
5.10 of the Company Disclosure Schedule, each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equal or exceed the accrued liabilities of such plan. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company's Benefit Plans which could subject the Company, its subsidiaries or Parent to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event within the meaning of
Section 4043(b) of said Subtitle C of ERISA has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not have a Company Material Adverse Effect.

                 Section 5.11 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Date, Section 203 of the DGCL is, and shall be, inapplicable to the Merger, the Option and Voting Agreement, dated as of the date hereof (the "Option"), between John Deere Insurance Company and Parent, and the transactions contemplated by this Agreement and the Option.

                 Section 5.12 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the Company and its shareholders, (ii) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (iii) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the Company Meeting, (iv) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger, the Option and the transactions contemplated by this Agreement and the Option, (v) taken all necessary steps to render all existing severance compensation agreements between the Company and its executives (other than as respects any Constructive Discharge as such term may be construed pursuant to the Amended and Restated Employment Agreements between the Company and James E. Roberts and David C. Smith) inapplicable to the Merger, the Option transactions contemplated by this Agreement and the Option and (vi) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

                 Section 5.13 Fairness Opinion. The Company has received the written opinion of Smith Barney Inc. ("Smith Barney"), financial advisors to the Company, dated the date hereof, to the effect that the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

                 Section 5.14 Financial Advisor. The Company represents and warrants that, (i) except for Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and (ii) the fees and commissions payable to Smith Barney as contemplated by this Section 5.14 will not exceed the aggregate amount set forth in the engagement letter between Smith Barney and the Company.

                 Section 5.15 Compliance with Applicable Laws. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 5.15 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance, regulation, order or writ of any Governmental Entity, including, without limitation, applicable state insurance commissions, except for possible violations which individually or in the aggregate do not and would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, which would affect any of their respective assets, properties or operations, except for such violations or defaults as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in Section 5.15 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity, including, without limitation, any applicable state insurance commission, with respect to the Company nor any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity, including, without limitation, any applicable state insurance commission, indicated an intention to conduct the same, other than those the outcome of which would not have a Company Material Adverse Effect.

                 Section 5.16 Taxes. Each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not have a Company Material Adverse Effect). The information contained in such tax returns is true, complete and accurate in all material respects, except where a failure to be so would not have a Company Material Adverse Effect. Except as disclosed in
Section 5.16 of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not have a Company Material Adverse Effect. Except as disclosed in Section 5.16 of the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full, which would have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending.

                 Section 5.17 Certain Agreements. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any agreement or instrument filed as an exhibit to any of the Company SEC Reports, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, would have a Company Material Adverse Effect.

                 Section 5.18 Licenses. The Company and RCRC have obtained and hold all permits, licenses, certificates of authorizations, variances, exemptions, orders and approvals of, and have made all registrations or filings with, all Governmental Entities, including, without limitation, applicable state insurance commissions as required in connection with the conduct of the businesses of the Company and RCRC other than licenses, certificates, permits, the failure of which to make, obtain or hold would not have a Company Material Adverse Effect (collectively, the "Licenses"). The Company and RCRC are in compliance with the terms of the Licenses, except for such failures to comply, which singly or in the aggregate, would not have a Company Material Adverse Effect. Section 5.18 of the Company Disclosure Schedules sets forth a true and complete list of the Company's and RCRC's Licenses (including the jurisdictions in which the Company and RCRC possess Licenses or other approvals to conduct their insurance businesses) together with a description of the nature thereof. The Company has heretofore made available to the Parent true and complete copies of all of such Licenses as are currently in effect. Neither the Company nor RCRC is improperly transacting any insurance or reinsurance business in any jurisdiction in which it is not authorized or permitted to transact such business. No Licenses are the subject of a proceeding for suspension or revocation or similar proceedings and, to the knowledge of the Company and RCRC, no threat of any such suspension, revocation or similar proceeding therefor has been made to the Company or RCRC by any Governmental Entity. No jurisdiction has demanded or requested that the Company or RCRC qualify or become licensed as a foreign corporation, except with respect to their respective insurance or reinsurance business.

                 Section 5.19 Reinsurance; Retrocession. (a) The Company Disclosure Schedule sets forth a true and complete list of (i) all material reinsurance treaties and contracts (including retrocessions assumed) with parties reinsured by the Company or RCRC and (ii) all retrocessional treaties and contracts (reinsurance and retrocessions ceded) with parties that reimburse the Company or RCRC.

                 (b) RCRC does not engage and has never engaged in any business other than reinsurance.

                 Section 5.20 No Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in the Company Disclosure Schedule, there does not exist any fact or circumstance which, alone or together with another fact or circumstance, could reasonably be expected to result in a Company Material Adverse Effect.

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB

                 Parent and Sub jointly and severally represent and warrant to the Company as follows:

                 Section 6.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Sub have been delivered to the Company as part of the Parent Disclosure Schedule.

                 Section 6.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

                 Section 6.3 Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Sub is not subject to or obligated under any charter or by-law provision which would be breached or violated by its executing and carrying out this Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby.

                 Section 6.4 Sub Action. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of Sub, (ii) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (iii) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement, and (iv) adopted a resolution having the effect of causing Sub not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

                 Section 6.5 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                 ARTICLE VII

                    CONDUCT OF BUSINESS PENDING THE MERGER

                 Section 7.1 Conduct of Business by the Company. Prior to the Effective Date, unless Parent shall otherwise agree in writing:

                 (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their best reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books, accounts and records in a manner consistent with prior practices, (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound; except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Company Material Adverse Effect;

                (ii) the Company shall not, nor shall it propose to, except as required by this Agreement, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws,
         (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or, except at contemplated by this Agreement, declare, set aside or pay any dividend or other distribution payable in cash, stock or property, other than the Company's regular quarterly cash dividend of $.08 per share, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except as contemplated by this Agreement or except pursuant to (A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in the Company Disclosure Schedule;

               (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (x) issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof or pursuant to the Indenture, dated as of July 27, 1993, between the Company and Chemical Bank, as trustee, or (y) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, to new employees in connection with the commencement of their employment, in each case in the ordinary course of business and consistent with past practice, (B) make any material change in the underwriting, establishment of reserves, investment or claims adjustment policies, principles and practices of the Company or RCRC, (C) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (D) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business, (E) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (E) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                (iv) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section 8.3 hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such increase), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) except for (x) payment of year-end bonuses to employees, (y) making of matching contributions to 401(k) plans and
         (z) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, to new employees in connection with the commencement of their employment, in each case in the ordinary course of business and consistent with past practice, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit

         Plan, other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

                 (v) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

                (vi) the Company shall not, nor shall it permit its subsidiaries to make any change in its accounting policies or procedures except as required under Statutory Accounting Practices or GAAP, as applicable; and

               (vii) the Company shall use its best reasonable efforts to refrain from taking, nor shall it permit any of its subsidiaries to take, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article IX not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the Merger.

                 Section 7.2 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                 Section 7.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Effective Date or cause a breach of any covenant contained or referenced in this Agreement and will use its best reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

                 Section 8.1 Access and Information. The Company and its subsidiaries shall afford to Parent and to Parent's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the

Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities and insurance laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Parent shall hold, and shall cause its employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated December 6, 1994, between Parent and the Company (the "Confidentiality Agreement").

                 Section 8.2 Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials with respect to the actions to be taken at the Company Meeting, which, as to those matters relating to Parent, shall be in form and substance satisfactory to Parent. As promptly as practicable after comments are received from the Commission with respect to such preliminary proxy materials and after the furnishing by the Company of all information required to be contained therein, the Company shall file with the Commission the definitive Proxy Statement and the Company shall use its best reasonable efforts to have the Proxy Statement cleared by the Commission as soon thereafter as practicable. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable after clearance by the Commission.

                 (b) The Company shall retain the services of a proxy soliciting firm mutually acceptable to Parent and the Company for the purpose of communicating to the Company's stockholders the recommendation of the Company's Board of Directors in favor of the Merger and of seeking to ensure that sufficient votes are cast to satisfy the requirements of Section 3.8 and of applicable law for the completion of the Merger.

                 (c) Parent and the Company shall make all necessary filings applicable to it with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws and shall use its best reasonable efforts to obtain required approvals and clearances with respect thereto.

                 Section 8.3 Employee Matters. (a) Subject to the provisions of Section 8.3(b), Parent shall take all actions necessary or appropriate to permit the employees of the Company and its subsidiaries on the Effective Date ("Affected Employees") to participate after the Effective Date in

Parent's employee benefit programs and, except as otherwise provided in Section 8.5(b), to cause the Surviving Corporation to take all actions necessary or appropriate to adopt Parent's employee benefit programs effective as of the Effective Date or to make provision that the Affected Employees are eligible to participate in Parent's employee benefit programs effective as of the Effective Date. Parent will cause the Surviving Corporation to give each Affected Employee full credit for service with the Company for purposes of eligibility to participate in, vesting and payment of benefits under, amounts of and eligibility for any subsidized benefit provided under, any Parent employee benefit plan. The foregoing shall not constitute an obligation on the part of Parent or the Surviving Corporation to offer employment to any employee of the Company or its subsidiaries.

                 (b) After the Effective Date, Parent shall have a reasonable period not to exceed one year (the "Review Period") in which to review all of the employee and fringe benefit plans (not including plans pursuant to which capital stock or options to acquire capital stock are issued to employees, which plans shall be governed by Section 8.3(a)) maintained by the Company or any of its subsidiaries (the "Company Plans") for compatibility and consistency with Parent's employee benefit programs. During the Review Period, Parent may determine to have the Surviving Corporation continue in effect any one or more of the Company Plans, amend or modify any one or more of the Company Plans, merge one or more of the Company Plans into a comparable Parent employee benefit plan adopted by the Surviving Corporation or terminate any one or more of the Company Plans in its or their entirety. Any such amendment, modification or termination shall not deprive any Affected Employee of any accrued benefit or benefit payment to which such Affected Employee has become entitled to prior to the Effective Date. If the Surviving Corporation is continuing in effect any of the Company Plans during the Review Period, then
(i) neither it nor Parent shall be obligated to adopt a comparable Parent employee benefit plan for Affected Employees, it being intended by the parties that there be no duplication of benefits, and (ii) the obligation to have the Surviving Corporation adopt the comparable Parent employee benefit plan or program, as set out in Section 8.3(a), shall arise, and such adoption shall be effective only as of the date the comparable Company Plan is discontinued and not as of the Effective Date. If Parent does not maintain an employee benefit plan comparable to one of the Company Plans, there shall be no obligation to adopt any plan or program upon the discontinuance or termination of such Company Plan.

                 Section 8.4  [Intentionally Omitted]

                 Section 8.5 Indemnification. (a) From and after the Effective Date, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, including, without limitation, the advancement of expenses (including, without limitation, reasonable attorneys' fees).
Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation, By-Laws or existing indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Date, and Parent shall guaranty the obligations of the Company in respect thereof.
Parent agrees to cause Surviving Corporation to maintain in effect for not less than three years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that (i) Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of one and one-half times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                 (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective best reasonable efforts to vigorously defend against and respond thereto.

                 Section 8.6 HSR Act. The Company and Parent shall use their best reasonable efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement.

                 Section 8.7 Additional Agreements. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with each other and use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Option, including using its best reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and applicable state insurance laws and regulations and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) or the Option, subject, however, in the case of the Merger, to the appropriate vote of the shareholders of the Company.

                 (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and the Surviving Corporation shall take all such necessary action.

                 (c) The Company hereby waives all of its rights under the Right of First Refusal Agreement, dated October 31, 1990, between the Company and John Deere Insurance Company and its affiliates (the "Refusal Rights") relating to the Option and all transactions effected pursuant to the Option. Upon consummation of any conveyance pursuant to an exercise of the Option, the Refusal Rights shall automatically terminate and expire and be of no further force and effect.

                 Section 8.8 No Solicitation. (a) Except as contemplated by this Agreement and the Option, the Company shall not, nor shall any of its subsidiaries, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided, however, that (i) the Company may participate in discussions or negotiations with or furnish information to any

Third Party (as defined in Section 11.3(b)) which makes an unencouraged and unsolicited proposal of a transaction which the Board of Directors of the Company reasonably believes will result in a Superior Proposal (as defined below) (provided that any such information so furnished shall at the same time be furnished to Parent) and (ii) the Company may recommend to its shareholders a Business Combination Proposal which it has reasonably determined will result in a Superior Proposal. Any actions permitted under, and taken in compliance with this Section 8.8, shall not be deemed a breach of any other covenant or agreement of the Company contained in this Agreement. For purposes of this Section, "Business Combination Proposal" shall mean, with respect to the Company, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Significant Subsidiary of the Company or any other proposal or offer to enter into the transactions described in subdivisions (A) through (D) of the definition of a Third Party Business Combination (as defined in Section 11.3(b)), and "Superior Proposal" shall mean, with respect to the Company, any bona fide Business Combination Proposal which the Board of Directors of the Company reasonably determines will be more favorable to its shareholders than the Merger.

                 (b) In addition to the obligations of the Company set forth in Section 8.8(a), the Company shall promptly advise Parent of any request for information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person making any such request, Business Combination Proposal or inquiry. The Company shall keep Parent fully informed of the status and details of any such request, Business Combination Proposal or inquiry.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

                 Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived in a writing executed by Parent and the Company subject to and in accordance with Section
10.4 hereof:

                 (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

                 (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 (c) All approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained from the Insurance Commissioners of the respective Departments of Insurance of the States of New Jersey and Connecticut, and such approvals shall be in full force and effect.

                 (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best reasonable efforts to have any such injunction lifted).

                 Section 9.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived in writing by the Company in accordance with Section 10.4 hereof:

                 (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub contained in this Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub to that effect.

                 (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in
Section 4.4 of the Parent Disclosure Schedule shall have been obtained, and, to the extent required to be submitted prior to the Effective Date, all filings and notices set forth in Section 4.4 of the Parent Disclosure Schedule shall have been submitted by Parent.

                 (c) The Company shall have received an opinion of Willkie Farr & Gallagher, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

                 Section 9.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived in writing by Parent in accordance with Section 10.4 hereof:

                 (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date), except as contemplated or permitted by this Agreement, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

                 (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in
Section 5.4 of the Company Disclosure Schedule shall have been obtained and, to the extent required to be submitted prior to the Effective Date, all filings and notices set forth in Section 5.4 of the Company Disclosure Schedule shall have been submitted by the Company.

                 (c) Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the recommendation of the Company's Board of Directors to the shareholders of the Company to approve the Merger and the adoption of this Agreement, and neither the Board of Directors of the Company nor any committee thereof shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such recommendation of the consummation of the transactions contemplated hereby.

                 (d) Parent shall have received an opinion of Gibson, Dunn & Crutcher, dated the Closing Date, in form and substance reasonably satisfactory to Parent.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

                 Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the
Company:

                 (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

                 (b) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 1995 (provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

                 (c) by the Company if any of the conditions specified in Sections 9.1 or 9.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of its shareholders or the shareholders of Parent at a duly held meeting of shareholders or at an adjournment thereof (provided the Company is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

                 (d)   by Parent if any of the conditions specified in Sections
9.1 or 9.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of its shareholders or the shareholders of the Company at a duly held meeting of shareholders or at an adjournment thereof (provided Parent is not otherwise in material breach of its representations, warranties covenants or agreements under this Agreement);

                 (e) by either Parent or the Company if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach, has not been cured within fifteen business days following receipt by the breaching party of written notice of such breach;

                 (f) by either Parent or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted; or

                 (g) by the Company if the Board of Directors of the Company reasonably determines that a Business Combination Proposal will result in a Superior Proposal; provided, however, that termination of this Agreement under this Section 10.1(g) shall not be effective unless and until (i) simultaneously with such termination the terminating party enters into a definitive agreement to effect the Business Combination Proposal and (ii) the terminating party has made payment in full of the fee required in Section 11.3(b) hereof.

                 Section 10.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided above, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 10.1(e)) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers or directors; provided that Sections 4.4 and 5.14, the last sentence of Section 8.1, Section 8.6 (with respect to the Option and the transactions contemplated thereby), Section 8.7 (with respect to the Option and the transactions contemplated thereby), this Section 10.2 and Sections 11.3, 11.5, 11.6 and 11.7 shall survive the termination.

                 Section 10.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 10.4 Waiver. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and
(iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall materially adversely affect the rights of the shareholders of the Company or Parent, as the case may be. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                 Section 11.1 Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the earlier of (x) the Effective Date and (y) termination of this Agreement in accordance with Article X hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

                 Section 11.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Company:

                 Re Capital Corporation
                 Two Stamford Plaza
                 P.O. Box 10148
                 Stamford, CT  06904
                 Attention:  James E. Roberts
                 Telecopy No.:  (203) 325-8968

                 With a copy to:

                 Gibson, Dunn & Crutcher
                 200 Park Avenue
                 New York, NY  10166-0193
                 Attention:  Conor D. Reilly, Esq.
                 Telecopy No.:  (212) 949-7606

                 If to Parent or Sub:

                 Zurich Reinsurance Centre Holdings, Inc.
                 One Chase Manhattan Plaza
                 43rd Floor
                 New York, NY  10005
                 Attention:  Steven M. Gluckstern
                 Telecopy No.:  (212) 898-5007

                 With a copy to:

                 Willkie Farr & Gallagher
                 153 East 53rd Street
                 New York, New York  10022
                 Attention:  Peter A. Appel, Esq.
                 Telecopy No.:  (212) 821-8111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.2.

                 Section 11.3  Expenses; Termination Fees.  (a) Subject to
Section 11.3(b), if (i) the Merger is consummated or (ii) this Agreement is terminated in accordance with Section 10.1(a), 10.1(b), 10.1(d) or 10.1(f) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, including legal and accounting expenses and expenses incurred in connection with the preparation, filing, printing and mailing of the preliminary and definitive Proxy Statement (not including investment banking fees in the case of clause (ii) above).

                 (b) Except as otherwise provided in this Section 11.3(b), if this Agreement is terminated by Parent as provided in Section 10.1(e) hereof, the Company shall pay to Parent within five business days after receipt of a written request therefor, in same day funds, an amount equal to (i) all costs and expenses (not in excess of $1,000,000) reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, professional and service fees and expenses, and
(ii) $1,000,000. Notwithstanding the foregoing, if (i) the Merger is not consummated as a result of a material breach by the Company of Section 8.8 hereof, (ii) the Agreement is terminated pursuant to Section 10.1(g) hereof, or
(iii) a transaction described in subdivisions (A) through (D) of the definition of a Third Party Business Combination (as defined below) shall occur either prior to the termination of this Agreement pursuant to Section 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(f) or 10.1(g) hereof or within one year of the date this Agreement is terminated by Parent pursuant to Section 10.1(e) hereof, then the Company shall pay to Parent, within five business days after receipt of a written request therefor in the case of clause (i) and immediately after the termination of this Agreement pursuant to Section 10.1(g) or the occurrence of a transaction described in subdivisions (A) through (D) of the definition of a Third Party Business Combination in the case of clauses (ii) and (iii), respectively, an amount in same day funds equal to (i) all costs and expenses (not in excess of $1,000,000) reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, professional and service fees and expenses, and (ii) $4,500,000 (less, in the case of a termination of this Agreement by Parent pursuant to Section 10.1(e) hereof, any amounts paid to Parent pursuant to the preceding sentence). The term "Third Party Business Combination" of the Company means the occurrence of any of the following events: (A) the Company or any Significant Subsidiary of the Company is acquired by merger or otherwise by any person or group, other than the other party hereto or any affiliate thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 20% or more of the total assets of the Company and its subsidiaries taken as a whole; (C) the Company enters into a merger or other agreement with a Third Party which contemplates the acquisition of more than 20% of the outstanding shares of the Company's capital stock; (D) a Third

Party acquires more than 30% of the total assets of the Company and its subsidiaries taken as a whole; (E) a Third Party who owns no shares of the Company's capital stock acquires more than 30% of the outstanding shares of the Company's capital stock, or any person or group which beneficially owns (or has the right to acquire) 15% or more of the outstanding shares of the Company's capital stock acquires 15% or more shares of the Company's capital stock; (F) the Company adopts a plan of liquidation relating to more than 30% of the total assets of the Company and its Subsidiaries taken as a whole; (G) the Company repurchases more than 30% of the outstanding shares of the Company's capital stock; or (H) there is a public announcement or written proposal with respect to a plan or intention by the Company or a Third Party to effect any of the foregoing transactions, which transaction is effected during the one year period following such public announcement or written proposal. For purposes of this Agreement, the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

                 Section 11.4 Publicity. So long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 11.4.

                 Section 11.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 Section 11.6 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 Section 11.7 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement), (ii) except as provided in the last sentence of Sections 8.3 and 8.5, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Agreement, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

                 IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.


                                      ZURICH REINSURANCE CENTRE HOLDINGS, INC.


                                      By: /s/ Peter R. Porrino
                                          ---------------------------------
                                          Name:   Peter R. Porrino
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer


                                      ZRC MERGER-SUB CORP.


                                      By: /s/ Peter R. Porrino
                                          ---------------------------------
                                          Name:   Peter R. Porrino
                                          Title:  Treasurer


                                      RE CAPITAL CORPORATION


                                      By: /s/ Conor D. Reilly
                                          ---------------------------------
                                          Name:   Conor D. Reilly
                                          Title:  Secretary

               ATTACHMENT TO THE AGREEMENT AND PLAN OF MERGER:

         AGREEMENT TO FURNISH OMITTED SCHEDULES UPON REQUEST AND LIST
                             OF OMITTED SCHEDULES

                 AGREEMENT: The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                 LIST OF OMITTED SCHEDULES:

                 Schedule 3.6--Stock Options

                 Schedule 3.7--Warrants (None)

                 Schedule 4.2--Approvals

                 Schedule 5.1--Certificates of Incorporation and By-Laws

                 Schedule 5.3--Subsidiaries

                 Schedule 5.4--Default and/or Rights of Termination, Cancellation or Acceleration

                 Schedule 5.6--Absence of Certain Changes or Events

                 Schedule 5.7--Litigation (None)

                 Schedule 5.9--Employee Benefit Plans

                 Schedule 5.10--ERISA

                 Schedule 5.15--Compliance with Applicable Laws

                 Schedule 5.16--Taxes

                 Schedule 5.18--List of Insurance Licenses/Certificates of Authority of Re Capital Reinsurance Corporation to Conduct its Reinsurance Business in the Ordinary Course in the Jurisdiction Indicated

                 Schedule 5.19--Reinsurance; Retrocession

                 Schedule 5.20--Company Material Adverse Effects (None)